UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 11, 2010 (June 9, 2010)
Osteologix, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-112754	32-0104570

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4415 Cox Road Glen Allen, Virginia	23060

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (804) 747-6027
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement
On June 9, 2010, Osteologix, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with Nordic Biotech Opportunity Fund K/S, an affiliate of Nordic Biotech K/S, the Company’s largest shareholder (collectively, “Nordic”) for the issuance and sale (the “Offering”) of 1,494,532 shares of common stock (the “Shares”) for an aggregate purchase price of $750,000, or approximately $0.5018 per share, the 10-day volume weighted average closing price of the Company’s common stock as of the end of trading on June 8, 2010. The Offering was completed on June 11, 2010.
The terms and conditions of the Offering were approved by a special committee comprised of three independent directors which was formed by the Board in connection with the Offering.
The Offering is exempt from registration pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(2) the Securities Act of 1933, as amended (the “Act”), and Regulation D under the Act. The Shares were offered only to accredited investors and no underwriters were involved in the Offering.
In connection with the Offering, the Company entered into a registration rights agreement dated as of June 9, 2010, with Nordic (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, Nordic has the right at any time after six months after the closing date of the Offering to cause the Company prepare and file a registration statement covering the resale of the shares of common stock purchased by Nordic, subject to certain limitations. The Company also agreed, among other things, to indemnify the selling holders under the registration statements from certain liabilities and to pay all fees and expenses (excluding underwriting discounts and selling commissions and all legal fees of any selling holder) incident to the Company’s obligations under the Registration Rights Agreement.
The foregoing description of the Offering is only a summary and is qualified in its entirety by reference to the Purchase Agreement and the Registration Rights Agreement, copies of which are filed as exhibits to this Current Report on Form 8-K.
The securities sold and issued in connection with the Purchase Agreement have not been registered under the Act or any state securities laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements.
Item 3.02 Unregistered Sales of Equity Securities
The information called for by this item is contained in Item 1.01, which is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

10.1	Securities Purchase Agreement dated June 9, 2010, by and between Osteologix, Inc. and Nordic Biotech Opportunity Fund K/S.

10.2	Registration Rights Agreement entered into on June 9, 2010, by and between Osteologix, Inc. and Nordic Biotech Opportunity Fund K/S.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OSTEOLOGIX, INC.

By:	/s/ Philip J. Young Philip J. Young
President and Chief Executive Officer
Date: June 11, 2010

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